Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 2018, relating to the financial statement of Charah Solutions, Inc. appearing in Registration Statement No. 333-225051 of Charah Solutions, Inc. on Form S-1.

/s/ Deloitte & Touche LLP

Louisville, Kentucky

June 19, 2018